As filed with the Securities and Exchange Commission on August 12, 2021

Registration No. 333-258317

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	85-2619578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

GBLI HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-0184863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

(610) 664-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. McGeehan

Chief Financial Officer

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

(610) 664-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dwight S. Yoo

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-258317) of Global Indemnity Group, LLC and GBLI Holdings, LLC, originally filed on July 30, 2021 (the “Registration Statement”), is being filed solely to include Exhibits 4.12 through 4.17 in the exhibit list to the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement (including the exhibit list) and the signature pages. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Share Designation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K12B filed with the SEC on August 28, 2020).

3.2	Second Amended and Restated Limited Liability Company Agreement of Global Indemnity Group, LLC (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12B filed with the SEC on August 28, 2020).

4.1	Description of securities registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020).

4.2	Amended and Restated Shareholders Agreement, dated July 2, 2010, by and among Global Indemnity plc (as successor to United America Indemnity, Ltd.) and the signatories thereto (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K12B filed with the SEC on July 2, 2010).

4.3	Amendment to the Amended and Restated Shareholders Agreement, dated as of October 31, 2013, by and among Global Indemnity plc and the signatories thereto (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013)

4.4	Indenture, dated as of August 12, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated August 12, 2015) (File No. 001-34809))

4.5	First Supplemental Indenture, dated November 7, 2016, among Global Indemnity Limited, Global Indemnity plc and Wells Fargo Bank, National Association, as Trustee, to the Indenture dated as of August 12, 2015 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K12B dated November 7, 2016 (File No. 001-34809))

4.6	Officers’ Certificate, dated August 12, 2015 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K dated August 12, 2015 (File No. 001-34809))

4.7	Second Supplemental Indenture, dated as of March 23, 2017, among Global Indemnity Limited, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K dated March 23, 2017 (File No. 001-34809))

4.8	Form of 7.875% Subordinated Notes due 2047 (incorporated by reference to Exhibit 4.7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-34809))

4.9	Third Supplemental Indenture, dated as of April 25, 2018, by and among the Company, Wells Fargo Bank, National Association, and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated April 25, 2018 (File No. 001-34809))

4.10	Fourth Supplemental Indenture, dated as of August 28, 2020, among Global Indemnity Limited, GBLI Holdings, LLC, New CayCo, Wells Fargo Bank, National Association, as trustee and U.S. Bank, National Association, as trustee, to the Indenture dated as of August 12, 2015 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K12B dated August 28, 2020 (File no. 001-34809))

4.11	Fifth Supplemental Indenture, dated as of August 28, 2020, among New CayCo, GBLI Holdings, LLC, Global Indemnity Group, LLC, Wells Fargo Bank, National Association, as trustee and U.S. Bank, National Association, as trustee, to the Indenture dated as of August 12, 2015 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K12B dated August 28, 2020 (File no. 001-34809))

4.12*	Form of Preferred Share Certificate

4.13*	Form of Deposit Agreement (including form of depositary receipt)

4.14*	Form of Guarantee

4.15*	Form of Warrant Agreement (including form of Warrant Certificate)

4.16*	Form of Purchase Contract (including form of Purchase Contract Certificate)

4.17*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate)

5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages hereto).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as the Trustee under the Indenture dated as of August 12, 2015 with respect to the debt securities.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as the Trustee under the Indenture dated as of August 12, 2015 with respect to the debt securities.

*

To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other Securities Exchange Act of 1934 report in connection with an offering of securities.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on this 12th day of August, 2021.

GLOBAL INDEMNITY GROUP, LLC

By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive, Insurance Operations, and Director	August 12, 2021
David S. Charlton

/s/ Thomas M. McGeehan	Chief Financial Officer (principal financial and accounting officer)	August 12, 2021
Thomas M. McGeehan

*	Chairman of the Board of Directors	August 12, 2021
Saul A. Fox

*	Director	August 12, 2021
Joseph W. Brown

*	Director	August 12, 2021
Seth J. Gersch

*	Director	August 12, 2021
Jason B. Hurwitz

*	Director	August 12, 2021
Bruce R. Lederman

*	Director	August 12, 2021
James D. Wehr

*	Pursuant to power of attorney

By:	/s/ Thomas M. McGeehan
Thomas M. McGeehan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on this 12th day of August, 2021.

GBLI HOLDINGS, LLC

By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	August 12, 2021
David S. Charlton

/s/ Thomas M. McGeehan	Chief Financial Officer and Director (principal financial and accounting officer)	August 12, 2021
Thomas M. McGeehan

*	Chairman of the Board of Directors	August 12, 2021
Saul A. Fox

*	Director	August 12, 2021
Joseph W. Brown

*	Director	August 12, 2021
Seth J. Gersch

*	Director	August 12, 2021
Jason B. Hurwitz

*	Director	August 12, 2021
Bruce R. Lederman

*	Director	August 12, 2021
James D. Wehr

* Pursuant to power of attorney

By:	/s/ Thomas M. McGeehan
Thomas M. McGeehan